Exhibit 5.1

A&L Goodbody Solicitors International Financial Services Centre North Wall Quay Dublin 1

Tel: +353 1 649 2000    Fax: +353 1 649 2649    email: law@algoodbody.ie    website: www.algoodbody.ie    dx: 29 Dublin

our ref	SGO 01-171072	your ref	date	12 October 2006

Trintech Group plc

South County Business Park

Leopardstown

Dublin 18

Post-Effective Amendment No. 2 to Form S-8 Registration Statement

Ladies and Gentlemen

We have examined the Post Effective Amendment No. 2 to the Registration Statement on Form S-8 to be filed by Trintech Group plc (the Company) with the United States Securities and Exchange Commission on or about 16 October 2006 (the Registration Statement), in connection with (i) the reallocation of 100,000 Ordinary Shares under the 1999 Trintech Group plc Employee Purchase Plan, as amended (the 1999 Plan) to the 1999 U.S. Employee Share Purchase Plan, as amended (the 1999 US Plan) (the 1999 Plan Reallocation), (ii) the reallocation of 400,000 Ordinary Shares under the 1997 Trintech Group plc Share Option Scheme, as amended (the 1997 Option Plan) from such plan to the 1999 US Plan so that, together with the 1999 Plan Reallocation, a total of 600,000 Ordinary Shares are registered for offer or sale pursuant to the 1999 US Plan and (iii) the reallocation of 400,000 Ordinary Shares under the 1997 Plan from such plan to the 1998 Directors and Consultants Share Option Scheme, as amended (the 1998 Plan, and together with the 1997 Option Plan, the 1999 Plan and the 1999 US Plan, the Plans) so that a total of 800,000 Ordinary Shares are registered for offer or sale pursuant to the 1998 Plan.

In connection with this Opinion we have examined and have assumed the truth and accuracy of the contents of such documents and certificates of officers of and advisers to the Company and of public officials as to factual matters as we have deemed necessary or appropriate for the purposes of this opinion but have made no independent investigation regarding such factual matters. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals (if any), the conformity to original documents submitted of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. We have further assumed that none of the resolutions and authorities of the

Dublin    London    Boston    New York

S.C. Hamilton	C.M. Preston	J.A. O’Farrell	J. Coman	C. Duffy	K.A. Feeney	E.A. Roberts	N. O’Sullivan	N. Murphy	D.R. Conlon	A.M. Curran
R.B. Buckley	P.J. Carroll	E.M. FitzGerald	P.D. White	D. Solan	M. Sherlock	D. Glynn	M.J. Ward	S.Ó Cróinin	J.B. Somerville
M.T. Beresford	J.N. Dudley	B.M. Cotter	V.J. Power	E.M. Brady	E.P. Conlon	J.B. Roche	A.C. Burke	B.J. McGrath	M.F. Barr
M.A. Greene	J.H. Hickson	J.G. Grennan	L.A. Kennedy	P.V. Maher	E. MacNeill	C. Rogers	J. Given	D.R. Baxter	A.J. Quinn
P.M. Law	M.F. O’Gorman	I.B. Moore	S.M. Doggett	S. O’Riordan	K.P. Allen	G. O’Toole	D. Widger	A. McCarthy	M.L. Stack
S.W. Haughey	C.E. Gill	J. Olden	B. McDermott	M.P. McKenna	A.V. Fanagan	J.N. Kelly	C. Hickey	J.F. Whelan	B. Walsh

shareholders or directors of the company on which we have relied have been varied, amended or revoked in any respect or had expired at the time of issue of the relevant Ordinary Shares and that all Ordinary Shares will be issued in accordance with such resolutions and authorities.

We have examined the Plans. It is our opinion that the Ordinary Shares will be, if issued in the manner referred to in the Plans, as the case may be, on application by the Optionees under the said Plans for the Ordinary Shares pursuant to such Plans and pursuant to the respective agreements that accompany those Plans, legally and validly issued and fully paid.

We are admitted to practice law only in Ireland and accordingly we express no opinion on the laws of any jurisdiction other than the laws (and the interpretation thereof) of Ireland in force as at the date hereof.

We hereby consent to the filing of this Opinion with the United States Securities and Exchange Commission as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement. Our consent to such references does not constitute a consent under Section 7 of the Act, as in consenting to such references, we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the United States Securities and Exchange Commission thereunder.

This opinion is to be construed in accordance with and governed by the laws of Ireland.

Yours faithfully

A&L Goodbody

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